UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34658	80-0558025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 Ballantyne Corporate Place Suite 700 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 29, 2015, one of our subsidiaries, Babcock & Wilcox Nuclear Energy, Inc. (“B&W NE”), entered into an agreement with SNC-Lavalin Nuclear (USA), Inc. (“SLN”), and Northern States Power Co., dba Xcel Energy (“Xcel”), settling all claims and disputes between the parties related to the replacement of certain steam generators at the Prairie Island Nuclear Generating Plant in Red Wing, Minnesota. B&W NE served as subcontractor to SLN under contracts entered into in December 2009. On November 12, 2014, B&W NE filed suit in the District Court, First Judicial District, Goodhue County Minnesota, Docket No. 25.cv.14.2626, against both Xcel and SLN claiming $45.4 million in damages along with interest and attorneys’ fees for breach of contract and pursuant to a previously filed mechanic’s lien on Xcel’s property. Xcel and SLN filed answers, crossclaims and limited counterclaims. As a result of the settlement agreement, Xcel will make a lump sum payment to B&W NE in the amount of $36.3 million. For more information regarding this matter, see Note 5 to our condensed consolidated financial statements in our quarterly report on Form 10-Q for the period ended March 31, 2015 filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

/s/ James D. Canafax
	Name:	James D. Canafax
June 2, 2015	Title:	Senior Vice President, General Counsel, and Chief Compliance Officer and Corporate Secretary